Exhibit 10.2

CONTINUING GUARANTY

This Continuing Guaranty (“Guaranty”) is made as of July 18, 2025, by the  undersigned, MEDALIST DIVERSIFIED REIT, INC., a Maryland corporation (herein called “Guarantor”), at the solicitation of MDRR XXV DEPOSITOR 1, LLC, a Delaware limited liability company (“Borrower”), pursuant to which Guarantor is requesting that FARMERS AND MERCHANTS BANK OF LONG BEACH, a California corporation (herein called “Lender”), extend Credit to Borrower.  In order to induce Lender to extend Credit to Borrower, and in consideration of Credit heretofore, now or hereafter granted to Borrower by Lender, Guarantor agrees as follows:

1.The term “Credit” is used throughout this Guaranty in its most comprehensive sense and means and includes, without limitation, any and all loans, advances, debts, obligations and liabilities of any kind or nature owed by Borrower to Lender, heretofore, now, or hereafter made, incurred or created, arising from the Loan Documents as defined in that certain Loan Agreement of even date herewith, between Borrower and Lender (together with any amendments thereto or modifications thereof, the “Agreement”), whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, whether on original, renewed, extended or revised terms (including, without limitation, those evidenced by new or additional instruments or agreements or those changing the applicable rate of interest or which release any obligor with respect thereto), whether principal, interest, fees, or expenses, whether Borrower may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter becomes barred by any statute of limitations, and whether such indebtedness may be or hereafter becomes invalid or otherwise unenforceable.  In the event a petition under the United States Bankruptcy Code is filed by or against Borrower, the term “Borrower” shall also mean and include Borrower in its status as a debtor, debtor-in-possession and/or reorganized debtor under the United States Bankruptcy Code.  All capitalized terms used herein but not defined shall have the meaning given to them in the Agreement.
2.(a) If there is more than a single entity or person included in the terms “Guarantor” or “Borrower,” respectively, each reference herein to such terms shall mean any and all, and one or more of such entities and persons both jointly and severally, and (b) if more than one person or entity executes this Guaranty, the obligations and liabilities hereunder of Guarantors are and shall be both joint and several.  If Borrower is a corporation, partnership, limited liability company or association, each reference herein to the term “Borrower” shall include any successor entity to Borrower. If there is more than one guaranty of the obligations of Borrower, the liabilities of all Guarantors are joint and several.  As used in this Guaranty, neuter terms include the masculine and feminine, and vice versa.

3.Guarantor’s liability hereunder shall be unlimited.  In addition to any liability hereunder, Guarantor agrees to bear and be liable to Lender for the interest and expenses enumerated in paragraph 20 hereof.  Any payment by Guarantor shall not reduce the obligations of Guarantor hereunder unless written notice to that effect is actually received by Lender at or prior to the time of such payment.  Any payment received by Lender from Borrower, from any other person or from proceeds of collateral granted by Borrower or any other person shall not reduce Guarantor’s liability hereunder.

4.Guarantor unconditionally guarantees and agrees to pay to Lender, on demand following the occurrence of any Event of Default (as defined in the Agreement), in lawful money of the United States of America, an amount equal to the amount of the Credit plus the fees, expenses, interest and other amounts and charges specified in paragraph 20 hereof, and to otherwise perform any obligations of Borrower undertaken pursuant to any Credit.  This Guaranty is a guaranty of payment and not of collection.  No payment received by Lender from Borrower or any other person or from proceeds of collateral granted by Borrower or any other person shall reduce Guarantor’s liability hereunder.

5.Either before or after revocation hereof, Guarantor authorizes Lender at its sole discretion, with or without notice, and without affecting Guarantor’s continuing liability hereunder, from time to time to (a) change the time or manner of payment of any Credit by modification, renewal, extension, acceleration or otherwise, (b) amend or change any other provision of any Credit including the rate of interest thereon, (c) accept partial payment on any Credit, (d) accept new or additional instruments, agreements or documents relative to any Credit, (e) release, substitute or add one or more endorsers, cosigners or guarantors for any Credit, (f) enter into forbearances with Borrower even though the result of such forbearance is to increase the amount of accrued and unpaid interest, cost, fees and/or expenses attributable to the Credit, (g) amend or modify the terms of any guaranty executed by a co-guarantor, including the maximum liability thereunder, (h) obtain collateral for the payment of any Credit and/or any guaranty thereof, (i) waive, release, exchange, substitute, or modify, in whole or in part, existing, after-acquired or later acquired collateral securing payment of the Credit or any guaranty therefor on such terms as Lender at its sole discretion shall determine, (j) subordinate payment of all or any part of the Credit to other creditors of Borrower or other persons on such terms as Lender deems appropriate, (k) apply any sums received from Borrower, any other guarantor, endorser or cosigner or from the sale or collection of collateral or its proceeds to any indebtedness whatsoever in any order and regardless of whether or not such indebtedness is guaranteed hereby, is secured by collateral, or is due and payable, (l) without limiting the foregoing, apply any sums received from Guarantor or from the sale of collateral granted by Guarantor to any, all, or any portion of the Credit in any order regardless of whether or not the Credit is secured by collateral or is due and payable, and (m) exercise any right or remedy it may have with respect to any Credit or any collateral securing any Credit, this Guaranty or any other guaranty, including, without limitation, bidding and purchasing at any sale of any such collateral, and compromising, collecting or otherwise liquidating any collateral or any Credit.

6.Guarantor acknowledges that Guarantor may have certain rights under applicable law which, if not waived by Guarantor, might provide Guarantor with defenses against Guarantor’s liability under this Guaranty.  Among those rights, are certain rights of subrogation, reimbursement, indemnification and contribution, and rights provided in sections 2787 to 2855, inclusive, of the California Civil Code.  Guarantor waives all of Guarantor’s rights of subrogation, reimbursement, indemnification, and contribution, and any other rights and defenses that are or may become available to Guarantor by reason of any or all of California Civil Code sections 2787 to 2855, inclusive, including, without limitation, Guarantor’s rights:

(a)To require Lender to notify Guarantor of any default by Borrower, provide Guarantor with notice of any sale or other disposition of security for any Credit, disclose information with respect to the Credit, Borrower, or any other guarantor, co-signer or endorser, or with respect to any collateral;

(b)That Guarantor’s obligation under this Guaranty must be commensurate with that of Borrower;

(c)To be discharged based upon the absence of any liability of Borrower, at any time, by virtue of operation of law, or otherwise, or due to any other disability or defense of Borrower or any other guarantor, endorser or co-signer;

(d)To be discharged if any of the terms, conditions or provisions of the Credit are altered in any respect;

(e)To be discharged upon acceptance by Lender of anything in partial satisfaction of the Credit, and/or if Lender designates the portion of the Credit to be satisfied;

(f)To be discharged upon any modification of the Credit or the release by Lender of Borrower or any other guarantor, endorser or co-signer;

(g)To require Lender to proceed against Borrower, or any other guarantor, endorser, co-signer, or other person, or to pursue or refrain from pursuing any other remedy in Lender’s power;

(h)To receive the benefit of or participate in any and all security for repayment and/or performance of the Credit;

(i)To have any security for the Credit first applied to satisfy or discharge the Credit;

(j)That any arbitration award rendered against Borrower not constitute an award against Guarantor;

(k)To be discharged based upon any failure by Lender to perfect or continue perfection of any lien, use due diligence to collect all or any part of any Credit, or if recovery against Borrower becomes barred by any statute of limitations, or if Borrower is not liable for any deficiency after Lender realizes upon any collateral;

(l)To be discharged due to the release or discharge of any collateral for any Credit or guaranty, or relating to the validity, value or enforceability of any collateral; and

(m)To revoke this Guaranty.

7.Guarantor also waives all rights and defenses that Guarantor may have because the Borrower’s debt is secured by real property.  This means, among other things: (1) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged or assigned by Borrower; and (2)  If Lender forecloses on any real property collateral pledged by the Borrower:  (A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses directly or indirectly based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

8.Guarantor also waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

9.Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance, notices of the existence, creation or increase of any new or additional credit, notice of sale in regard to judicial or non-judicial foreclosure of real or personal property collateral and all other notices and demands of any kind or nature whatsoever except as expressly set forth herein.

10.Notwithstanding any foreclosure of the lien of any security agreements, deeds of trust, mortgages or other security instruments, with respect to the Credit or any other guaranty, whether by the exercise of the power of sale contained therein, by any action for judicial foreclosure, or by any acceptance of a deed or other transfer in lieu of foreclosure, whether or not such method of foreclosure or transfer in lieu of foreclosure was for a consideration equal to or greater than the fair market value of the security property, Guarantor shall remain bound under this Guaranty for the obligations of Borrower to Lender and shall be liable to Lender for any and all of the Credit remaining unpaid after any such foreclosure.

11.Guarantor represents and warrants to Lender that:  (a) Lender has made no representation to Guarantor in regard to Borrower, the Credit or any matters pertaining thereto, upon which Guarantor is relying in giving this Guaranty; and (b) Guarantor has established adequate means and assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Credit which diligent inquiry would reveal, and Lender shall have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstance.

12.In addition to all liens upon and rights of setoff against monies, securities or other property of Guarantor given to Lender by law or otherwise as security for this Guaranty, Guarantor hereby pledges to Lender and grants to Lender a security interest in, and Lender shall have a right of setoff against, all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit or for safekeeping or otherwise; and each such security interest or right of setoff may be enforced or exercised without demand upon, or notice to, Guarantor.  No action or lack of action by Lender with respect to any security interest or right of setoff or otherwise shall be deemed a waiver thereof, and every right of setoff or security interest or otherwise shall continue in full force and effect until specifically released by Lender in writing.  The security interests created hereby shall secure all of Guarantor’s obligations to Lender under this Guaranty and any subsequent guaranty executed by Guarantor.

13.Any and all indebtedness of Borrower now or hereafter owed to Guarantor and all claims of Guarantor against Borrower, whenever arising, are hereby subordinated to the Credit and assigned to Lender as additional collateral. If Lender so requests, any note or other instrument evidencing such indebtedness and all claims of Guarantor against Borrower shall be delivered to Lender, and such indebtedness and all claims of Guarantor against Borrower shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the Credit but without reducing or affecting in any manner the liability of Guarantor hereunder.  Should Guarantor fail to collect proceeds of debt owed to Guarantor by Borrower and pay the proceeds to Lender, Lender, as Guarantor’s attorney-in-fact may do such acts and sign such documents in Guarantor’s name as Lender considers necessary, at its discretion, to effect such collection, and Guarantor hereby irrevocably appoints Lender as Guarantor’s attorney-in-fact for such purposes.  If Borrower is a corporation, limited liability company, partnership, trust or other entity, Guarantor will not withdraw or accept, without Lender’s prior written consent, any return of any capital invested or equity interest in Borrower.

14.Guarantor agrees that to the extent Borrower makes a payment or payments or is credited for any payment or payments made for the account of or on behalf of Borrower to Lender, which payment or payments, or any part thereof, are subsequently invalidated, determined to be fraudulent or preferential, voided, set aside and/or required to be repaid to any trustee, receiver, assignee or any other party whether under any bankruptcy, state or federal law, common law or equitable cause or otherwise, then to the extent thereof, the obligation or part thereof intended to be satisfied thereby, together with the guaranty thereof hereunder, shall be revived, reinstated and continued in full force and effect as if said payment or payments had not originally been made by or for the account of or on behalf of Borrower.

15.Guarantor agrees that to the extent Guarantor makes a payment or payments or is credited for any payment or payments made for the account of or on behalf of Guarantor to Lender, which payment or payments, or any part thereof, are subsequently invalidated, determined to be fraudulent or preferential, voided, set aside and/or required to be repaid to any trustee, receiver, assignee or any other party whether under any bankruptcy, state or federal law, common law or equitable cause or otherwise, then to the extent thereof, the obligation or part thereof intended to be satisfied thereby, shall be revived, reinstated and continued in full force and effect as if said payment or payments had not originally been made by or for the account of or on behalf of Guarantor.

16.Guarantor’s obligations hereunder are not contingent upon and are independent of the obligations of Borrower, or any other guarantor or surety of the Credit.  This Guaranty is not made in consideration of the liability of any other guarantor or surety of the Credit.  The release or death of any guarantor of the Credit or the revocation of any guaranty shall not release or otherwise affect the liability of any other non-revoking guarantor.  A separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions.

17.To the maximum extent permitted by law, Guarantor specifically waives the benefit of the statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, or the collection of any Credit, including, without limiting the foregoing, any and all special statutes of limitations arising out of California Code of Civil Procedure sections 580a or 726(b).  Any partial payment by Borrower which operates to toll any statute of limitations as to Borrower shall likewise toll the statute of limitations as to Guarantor.

18.Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall remain effective.

19.Lender may, with or without notice, assign this Guaranty in whole or in part.  This Guaranty shall inure to the benefit of Lender, its successors and assigns, and shall bind Guarantor and Guarantor’s heirs, executors, administrators, representatives, successors and assigns.

20.Guarantor agrees to pay to Lender, on demand, all attorneys’ fees and all other costs and expenses which may be incurred by Lender in the collection or attempted collection from Borrower of any Credit and/or in the interpretation, enforcement or attempted enforcement by Lender of this Guaranty or any collateral therefor, including, but not limited to, proceedings in any bankruptcy or other insolvency case or other proceedings concerning the Credit or this Guaranty, or both, in any manner, whether or not legal proceedings or suit are instituted, together with interest thereon at the rate applicable to the Credit and including, without limitation, all attorneys’ fees and related costs of enforcement of any and all judgments and awards and upon any appeal relating thereto.

21.Guarantor warrants and represents to Lender that:

(a)All financial statements and other financial information furnished or to be furnished to Lender by Guarantor are and will be true and correct and do and will fairly represent the financial condition of Guarantor (including all contingent liabilities) as of the dates thereof; and

(b)There has been no material adverse change in Guarantor’s financial condition since the dates of the financial statements and other information furnished to Lender, except as previously disclosed to Lender in writing.

(c)Guarantor shall immediately notify Lender of any material adverse change in Guarantor’s financial status.

(d)Guarantor shall not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of Guarantor’s assets or any interest therein, other than in the ordinary course of Guarantor’s business.

22.Lender may declare Guarantor in default under this Guaranty upon the occurrence of any of the following events:

(a)Guarantor fails to pay or perform any of Guarantor’s obligations under this Guaranty; or

(b)Any representation or warranty made or given by Guarantor to Lender proves to be false or misleading in any material respect; or

(c)A petition or action for relief shall be filed by or against Guarantor, pursuant to the Federal Bankruptcy Code (Title 11, U.S. Codes) in effect from time to time, or under any other law relating to bankruptcy, insolvency, reorganization, moratorium, creditor composition, arrangement or other relief from debts; the appointment of a receiver, trustee, custodian or liquidator of or for any property of Guarantor; or upon the death, incapacity, insolvency, dissolution, or termination of the business of Guarantor; or

(d)Guarantor revokes or attempts to revoke this Guaranty.

23.If Borrower is a corporation, limited liability company, partnership, trust or other entity, Lender need not inquire into the power of Borrower or the authority of its officers, directors, partners, agents, members or managers acting or purporting to act in its behalf, and any Credit granted in reliance upon the purported exercise of such power or authority is guaranteed hereunder.

24.Receipt of a true copy of this Guaranty is hereby acknowledged by Guarantor.  Guarantor understands and agrees that Lender’s acceptance of this Guaranty shall not constitute a commitment of any nature whatsoever by Lender to extend, renew or hereafter extend credit to Borrower.  Guarantor agrees that this Guaranty shall be effective with or without notice from Lender of its acceptance of this Guaranty.

25.If Guarantor has executed more than one Guaranty of any or all indebtedness of Borrower owed to Lender, any limits of liability thereunder and hereunder shall be cumulative, and a subsequent guaranty executed by Guarantor shall not supersede or replace this Guaranty unless such subsequent guaranty so provides.

26.Guarantor waives all rights to interpose any setoffs or counterclaims of any nature in any action or proceeding instituted by Lender with respect to this Guaranty, the collateral therefor, or any matter arising therefrom or relating thereto and the posting of any bond which may otherwise be required, and waives any and all benefits of cross-demands pursuant to section 431.70 of the California Code of Civil Procedure.

27.Guarantor hereby irrevocably submits and consents to the jurisdiction of any federal or state court of competent jurisdiction within California in connection with any action or proceeding arising out of or relating to this Guaranty.  In any such litigation, Guarantor consents to service of process by any means authorized by California or federal law or as otherwise agreed in writing between Lender and Guarantor.

28.All rights, remedies, powers and benefits granted to Lender under this Guaranty, the Credit, any oral or other written agreement or applicable law whether expressly granted or implied in law or otherwise, are cumulative and not exclusive, and are enforceable alternatively, successively, or concurrently on any one or more occasions at Lender’s discretion.

29.Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any security interest granted to Lender hereunder or Lender’s rights, powers and/or remedies hereunder (including any right of setoff) unless such waiver shall be in writing and signed by an authorized officer of Lender.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Lender of any default, right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such default, right, power and/or remedy which Lender would otherwise have on any future occasion whether similar in kind or otherwise.  Any failure by Lender to file or enforce a claim against the estate (whether in administration, bankruptcy, probate or other proceeding) of Borrower or of any others, shall not affect Guarantor’s liability hereunder.

30.Neither this Guaranty nor any related agreement, document or instrument nor any provision hereof or thereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender expressly referring to this Guaranty and to the provisions so amended, modified or discharged.

31.Lender’s books and records showing the account(s) between Lender and Borrower shall be admissible in evidence in any action or proceeding as prima facie proof of the items set forth therein.  Lender’s statements rendered to Borrower, to the extent to which no objection is made within thirty (30) days after date thereof, shall be deemed conclusively correct and constitute an account stated absent manifest error, which shall be binding on Guarantor whether or not Guarantor receives a copy of any such statement or notice thereof.

32.This is a continuing guaranty of the Credit, including those arising after any repayment and reborrowing and under any successive and future transactions which may increase, renew or continue the original Credit.  Revocation of this Guaranty, if permitted by applicable law, shall be effective only upon the close of the next business day after written notice thereof is received by an officer of Lender by certified or registered mail, return receipt requested at its Newport Beach Office, 4695 Mac Arthur Court, Suite 130, Newport Beach, CA 92660, Attention: Frank Wu, V.P., with a copy to Farmers and Merchants Bank of Long Beach, 4909 Lakewood Blvd. - Suite 600, Lakewood, CA 90714-0337, Attention: Chief Credit Officer, or at any other office of Lender designated in a written notice mailed by Lender to Guarantor at its address set forth below.  Any such revocation shall be effective only as to the revoking party and shall not affect that party’s obligations with respect to Credit existing before the revocation became effective or as to any renewals, extensions or modifications of any Credit, whether such renewal, extension or modification is made prior to or after revocation, including those evidenced by a new or additional instrument or agreement or which change the rate of interest on any Credit, or for post-revocation interest and collection expenses accruing or incurred by Lender with respect thereto.  Notwithstanding any revocation hereof, this Guaranty shall not be terminated until Lender has received indefeasible payment in full of all Credit which is guaranteed hereby and, in regard to which Credit, Lender no longer has an outstanding commitment to lend.  Credit existing before revocation becomes effective shall be deemed to include, without limitation, all Credit or advances which Lender has committed to make to Borrower in reliance upon this Guaranty, even though the amount of such Credit or advances has not been advanced as of the effective date of revocation, and even though Lender may have defenses or defaults which would relieve it of such commitment, if asserted.

33.The provisions of this Guaranty shall be construed and interpreted and all rights and obligations hereunder determined in accordance with the laws of the State of California.

34.GUARANTOR ACKNOWLEDGES THAT LENDER HAS EXTENDED, OR MAY IN THE FUTURE EXTEND, CREDIT TO BORROWER IN RELIANCE ON GUARANTOR’S UNCONDITIONAL PROMISE TO REPAY ANY AND ALL CREDIT, AND LENDER IS RELYING ON THE WAIVERS, WARRANTIES AND PROMISES MADE BY GUARANTOR IN THIS GUARANTY.  GUARANTOR AGREES THAT EACH OF THE WAIVERS, WARRANTIES AND PROMISES SET FORTH IN THIS GUARANTY ARE MADE WITH GUARANTOR’S UNDERSTANDING OF THEIR SIGNIFICANCE AND CONSEQUENCES AND THAT THEY ARE REASONABLE.  IF ANY WAIVERS, WARRANTIES AND PROMISES ARE DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVERS, WARRANTIES AND PROMISES SHALL BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW.  BEFORE SIGNING THE GUARANTY, GUARANTOR HAS EITHER SOUGHT THE ADVICE OF COUNSEL TO EXPLAIN THE WAIVERS OF GUARANTOR’S RIGHTS AND DEFENSES AS STATED HEREIN AND THE EFFECT THEREOF, OR HAS HAD THE OPPORTUNITY TO SEEK SUCH COUNSEL, AND IN ANY EVENT, INTENDS THIS GUARANTY TO BE AS UNRESTRICTED AS POSSIBLE.  GUARANTOR THEREFORE HAS CONSCIOUSLY AND INTENTIONALLY WAIVED ALL DEFENSES OF GUARANTOR AND RIGHTS WHICH COULD EXONERATE GUARANTOR HEREUNDER TO THE FULL EXTENT PERMITTED BY THE LAWS OF THE STATE OF CALIFORNIA, WHETHER OR NOT EACH AND EVERY DEFENSE, RIGHT OR WAIVER IS EXPLAINED OR DESCRIBED IN DETAIL IN THIS GUARANTY.

35.GUARANTOR ACKNOWLEDGES THAT NEITHER LENDER NOR ANY OF LENDER’S OFFICERS OR EMPLOYEES HAVE MADE ANY PROMISE OR REPRESENTATION, NOT INCORPORATED HEREIN, WHETHER ORAL, WRITTEN OR IMPLIED, TO CAUSE GUARANTOR TO SIGN THIS GUARANTY.  GUARANTOR IS NOT SIGNING THIS GUARANTY IN RELIANCE ON ANY PROMISE, CONDITION OR THE ANTICIPATION OF THE OCCURRENCE OF ANY EVENT, AND THERE ARE NO ORAL UNDERSTANDINGS, STATEMENTS OR AGREEMENTS WHICH HAVE NOT BEEN INCLUDED IN THIS GUARANTY. GUARANTOR UNDERSTANDS THAT LENDER HAS THE RIGHT TO ENFORCE PAYMENT OF THE CREDIT AGAINST BORROWER OR GUARANTOR IN ANY ORDER AND LENDER IS NOT OBLIGATED TO OBTAIN ANY OTHER OR ADDITIONAL GUARANTORS OF THE CREDIT OR TO TAKE ANY OTHER COURSE OF ACTION.

36.This Guaranty constitutes the entire agreement between the parties with respect to the subject matter of this Guaranty, and any and all previous or contemporaneous correspondence, statements, or agreements by or between the parties hereto with respect to the subject matter of this Guaranty (but not previous or other guarantees given to Lender by Guarantor) are superseded hereby.  This Guaranty may be modified only by a written instrument signed by the parties hereto.

37.This Guaranty is not secured by any real property.

38.Guarantor acknowledges that federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan.  Guarantor further acknowledges that Lender will ask for Borrower’s and Guarantor’s legal name, address, tax ID number or social security number and other identifying information and that Lender may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of Borrower, Guarantor or other related Persons.

39.JUDICIAL REFERENCE. THE PARTIES HEREBY AGREE THAT ANY CLAIMS, CONTROVERSIES, DISPUTES, OR QUESTIONS OF INTERPRETATION, WHETHER LEGAL OR EQUITABLE, ARISING OUT OF, CONCERNING OR RELATED TO THIS AGREEMENT AND ALL LOAN DOCUMENTS EXECUTED BY BORROWER SHALL BE HEARD BY A SINGLE REFEREE BY CONSENSUAL GENERAL JUDICIAL REFERENCE PURSUANT TO THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 ET SEQ., WHO SHALL DETERMINE ALL ISSUES OF FACT OR LAW AND TO REPORT A STATEMENT OF DECISION. THE REFEREE SHALL ALSO HAVE THE POWER TO HEAR AND DETERMINE PROCEEDINGS FOR ANCILLARY RELIEF, INCLUDING, BUT NOT LIMITED TO, APPLICATIONS FOR ATTACHMENT, ISSUANCE OF  INJUNCTIVE RELIEF, APPOINTMENT OF A RECEIVER, AND/OR CLAIM AND DELIVERY.  THE COSTS OF THE PROCEEDING SHALL BE BORNE EQUALLY BY THE PARTIES TO THE DISPUTE, SUBJECT TO THE DISCRETION OF THE REFEREE TO ALLOCATE SUCH COSTS BASED ON A DETERMINATION AS TO THE PREVAILING PARTY(IES) IN THE PROCEEDING.  BY INITIALING BELOW THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING JUDICIAL REFERENCE PROVISIONS AND UNDERSTAND THAT THEY ARE WAIVING THEIR RIGHT TO A JURY TRIAL

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Guarantor’s Initials

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

GUARANTOR:

MEDALIST DIVERSIFIED REIT, INC.,

a Maryland corporation

By:/s/ C. Brent Winn, Jr.___

Name:C. Brent Winn, Jr.

Its: Chief Financial Officer

Address:    P.O. Box 8436

Richmond, VA 23226

Attn: Brent Winn